UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 29, 2006

                          MONTEREY GOURMET FOODS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      001-11777               77-0227341
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

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                               1528 Moffett Street
                            Salinas, California 93905
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (831) 753-6262

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01:  Entry into a Material Definitive Agreement.

         A. On September 29, 2006, Monterey Gourmet Foods, Inc. ("Monterey"), Casual Gourmet Foods, Inc. ("Casual"), and the shareholders of Casual ("Shareholders") entered into an agreement to amend the Purchase Agreement dated January 11, 2005, to accelerate the Third Closing and Final Closing and to set the amount of the Third Payment and Final Payment.

         The amendment calls for the purchase by Monterey of the remaining 30% of Casual's outstanding shares for $23,000. Casual, which produces branded gourmet sausages, prepared soups and other food products, is a Florida corporation with headquarters in Clearwater, Florida. Prior to entry into the amended Stock Purchase Agreement, Monterey owned 70% of the outstanding shares of Casual.

         A copy of the Amendment to the Stock Purchase Agreement is filed with this Report as Exhibit 2 and is incorporated in this Item 1.01 by reference.

Item 2.02.  Results of Operations and Financial Condition.

On October 2, 2006 Monterey Gourmet Foods, Inc. (the "Company") issued a press release regarding the Company's projected net income for its third quarter ended September 30, 2006. The full text of the Company's press release is attached hereto as Exhibit 99.1.

The information in this report and the attached exhibit is being furnished pursuant to Item 2.02 of this Form 8-K and shall not be deemed "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 2.06. Material Impairments

In connection with its testing for the potential impairment of goodwill under SFAS 142, Monterey expects to record a pre-tax, non-cash charge between $2.5 million and $3.5 million in the third quarter of 2006 related to the impairment of goodwill and other intangible assets associated with the Casual Gourmet Foods acquisition which was made on January 11, 2005. The impairment is a result of reduced sales and reduced profits being generated from Casual when compared to the projected sales and profits at the time Casual was first acquired by Monterey.
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Item 9.01. Financial Statements and Exhibits.

          Exhibit
            No.                              Description

             2          September 29, 2006 Amendment to Stock Purchase Agreement
           99.1         October 2, 2006 Press Release by Monterey Gourmet Foods,
                        Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MONTEREY PASTA COMPANY

Date: October 5, 2006                    By: /s/ SCOTT S. WHEELER
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                                             Scott S. Wheeler
                                             Chief Financial Officer